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Exhibit 5 - Opinion of Barley, Snyder, Senft & Cohen, LLC re: legality of the securities


               [ON BARLEY, SNYDER, SENFT & COHEN, LLC LETTERHEAD]




PAUL G. MATTAINI
Direct Dial Number: (717) 399-1519
E-mail: pmattaini@barley.com
                                                 August 1, 2000



Fulton Financial Corporation
One Penn Square
Lancaster, PA 17604

     Re:   Form S-8 Registration Statement

Dear Ladies and Gentlemen:

     We have acted as counsel to Fulton Financial Corporation ("Fulton") in connection with the registration under the Securities Act of 1933, as amended, by means of a registration statement on Form S-8 (the "Registration Statement"), of 249,951 shares of the $2.50 par value common stock of FFC ("Common Stock"), to be issued upon exercise of options previously granted by Skylands Financial Corporation ("Skylands") pursuant to its 1991 Non-qualified Stock Option Plan, 1994 Amended and Restated Incentive Stock Option Plan, 1996 Incentive Stock Option Plan, and 1997 Incentive Stock Option Plan (collectively the "Plans"), and converted into options to purchase Common Stock of Fulton (the "Options") upon the acquisition of Skylands by Fulton on August 1, 2000, pursuant to an Agreement and Plan of Merger, dated as of February 23, 2000, and amended and restated as of May 1, 2000 (the "Merger Agreement"), entered into between Fulton and Skylands. The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

     This Opinion Letter is provided pursuant to the requirements of Item601(b)(5)(i) of Regulation S-K of the Securities and Exchange Commission for inclusion as an exhibit to the Registration Statement.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association's Section of Business Law (1991), as supplemented or modified by the Pennsylvania Third-Party Legal Opinion Supplement (the "Pennsylvania Supplement") of the Pennsylvania Bar Association's Section of Corporation, Banking and Business Law
(1992). As a consequence, this Opinion Letter is
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subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord and the Pennsylvania Supplement, and this Opinion Letter shall be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the federal law of the United States of America and the law of the Commonwealth of Pennsylvania. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined and set forth in the Merger Agreement, the Accord or the Pennsylvania Supplement. Our opinions herein are subject to the following conditions and assumptions, in addition to those set forth in the Accord and the Pennsylvania Supplement:

     (1) The shares of Common Stock issuable pursuant to the exercise of the Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options;

     (2) On the dates the Options are exercised, the Options will constitute valid, legal and binding obligations of Fulton and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to Fulton in accordance with their terms;

     (3) No other change occurs in applicable law or the pertinent facts; and

     (4) The provision of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

     Based upon and subject to the foregoing, and subject to the assumptions set forth herein, we are of the opinion that the shares of Common Stock to be issued pursuant to the exercise of the Options have been duly authorized and, upon receipt by Fulton of the consideration required thereby, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,


                                             /s/ Paul G. Mattaini
                                             Paul G. Mattaini